EXHIBIT (a)(1)(vii)
NOTICE OF GUARANTEED DELIVERY
To Tender Common Shares of
First Citizens Banc Corp
Pursuant to its Offer to Purchase dated January 11, 2006
THE OFFER, THE PRORATION PERIOD AND THE WITHDRAWAL RIGHTS
EXPIRE AT 5:00 P.M., EASTERN TIME, ON FEBRUARY 24, 2006,
UNLESS THE OFFER IS EXTENDED.
       Not Valid Unless Signed by an Eligible Institution.
      This form or a facsimile copy of it must be used to accept the Offer (as defined below) if:

(a) certificates for common shares, without par value, of First Citizens Banc Corp are not immediately available; or

(b) the procedure for book-entry transfer cannot be completed on a timely basis; or

(c) time will not permit the Letter of Transmittal or other required documents to reach the Depositary before the Expiration Date (as defined in Section 1 of the Offer to Purchase).
      This form or a facsimile of it, signed and properly completed, may be delivered by hand, mail or facsimile transmission to the Depositary by the Expiration Date. See “Section 3. Procedures for Tendering Shares” in the Offer to Purchase.
DEPOSITARY:
Illinois Stock Transfer Company
By Hand or Courier Delivery,
Overnight Delivery or Express or First Class Mail:
Illinois Stock Transfer Company
209 West Jackson Blvd., Suite 903
Chicago, Illinois 60606
Telephone: (800) 757-5755 or (312) 427-2953
(7:30 a.m. to 4:30 p.m. Central Time)
Facsimile: (312) 427-2879
      Please call the Depositary for assistance in completing this form toll free at (800) 757-5755.
      DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THOSE SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN THAT LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.
      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provide in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
The undersigned hereby tenders to First Citizens Banc Corp, at a price of $23.00 per share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 11, 2006 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase constitute the “Offer”), receipt of which is hereby acknowledged, the number indicated below of shares, pursuant to the guaranteed delivery procedure set forth under “Section 3. Procedures for Tendering Shares” in the Offer to Purchase.
NUMBER OF SHARES BEING TENDERED:                      SHARES
ODD LOTS
(See Instruction 8 of the Letter of Transmittal)

☐	Check this box ONLY if the undersigned is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners thereof, shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each beneficial owner, that the beneficial owner owned beneficially and continues to own beneficially as of the expiration date an aggregate of fewer than 100 shares, and is tendering all of those shares.
CONDITIONAL TENDER
(See Instruction 13 of the Letter of Transmittal)
A tendering shareholder may condition his or her tender of shares upon First Citizens purchasing a specific minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by First Citizens pursuant to the terms of the Offer, none of the shares tendered will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is: shares

If, because of proration, the minimum number of shares designated will not be purchased, First Citizens may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked the box below:
☐ The tendered shares represent all shares held by the undersigned.
Certificate Nos. (if available):

If shares will be tendered by book-entry transfer:
Name of Tendering Institution:

Account No. at The Depository Trust Company

(Signatures)

(Signatures)
Dated: ______________________________ , 2006

Name(s) of Shareholders:

(Please Type or Print)

(Address)

(Area Code and Telephone No.)

(Taxpayer ID No. or Social Security No.)
GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank, trust company, savings association or credit union having an office or correspondent in the United States (each, an “Eligible Institution”), hereby (i) represents that the undersigned has a net long position in the shares in or equivalent securities within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, at least equal to the shares tendered, (ii) represents that such tender of shares complies with Rule 14e-4 and (iii) guarantees that either the certificates representing the shares tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such shares into the depositary’s account at The Depository Trust Company (pursuant to the procedures set forth under “Section 3. Procedures for Tendering Shares” in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the depositary at one of its addresses set forth above within three Nasdaq trading days after the date of receipt by the depositary of this Notice of Guaranteed Delivery.

Name of Firm:

Authorized Signature

Address:	Name:

Title:

Zip Code:

Area Code and Telephone Number:	Dated:

      DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.